UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): July 14, 2006

CWABS Asset-Backed Certificates Trust 2006-8

(Exact name of the issuing entity)

Commission File Number of the issuing entity: 333-131591-15

CWABS, Inc.

(Exact name of the depositor as specified in its charter)

Commission File Number of the depositor: 333-131591

Countrywide Home Loans, Inc.

(Exact name of the sponsor as specified in its charter)

Delaware	95-4596514
(State or Other Jurisdiction of Incorporation of the depositor)	(I.R.S. Employer Identification No. of the depositor)

4500 Park Granada, Calabasas, California	91302
(Address of Principal Executive Offices of the depositor)	(Zip Code)

The depositor’s telephone number, including area code (818) 225-3237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7	Regulation FD

Item 7.01	Regulation FD Disclosure.

On June 28, 2006, CWABS, Inc. (the “Depositor”) created the CWABS Asset-Backed Certificates Trust 2006-8 (the “Issuing Entity”) pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2006 (the “Pooling and Servicing Agreement”), among the Depositor, Countrywide Home Loans, Inc., as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

On June 30, 2006, the Depositor transferred Subsequent Mortgage Loans to the Issuing Entity. Exhibit 99.1 hereto describes certain characteristics of the Initial Mortgage Loans transferred to the Issuing Entity on the Closing Date and of the Subsequent Mortgage Loans transferred to the Issuing Entity on June 30, 2006. All characteristics described on Exhibit 99.1 are as of the Cut-off Date for each respective Mortgage Loan.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Characteristics of the Mortgage Loans

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWABS, INC.

By:	/s/ Ruben Avilez
Name:	Ruben Avilez
Title:	Vice President

Dated: July 14, 2006

3

Exhibit Index

Exhibit
99.1	Characteristics of the Mortgage Loans

4